EXHIBIT J(1)

INDEPENDENT AUDITORS’ CONSENT

        We consent to the incorporation by reference in this Post-Effective Amendment No. 46 to the Registration Statement No. 2-39334 on Form N-1A of the MML Series Investment Fund, of our report dated February 8, 2001 appearing in the Annual Report to Shareholders of MML Money Market Fund, MML Managed Bond Fund, MML Blend Fund and MML Equity Fund for the year ended December 31, 2000, and of our report dated February 12, 2001 appearing in the Annual Report to Shareholders of MML Large Cap Value Fund, MML Equity Index Fund, MML Growth Equity Fund, MML OTC 100 Fund, MML Small Cap Value Equity Fund, MML Small Cap Growth Equity Fund and MML Emerging Growth Fund for the year ended December 31, 2000.

        We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Auditor” in the Statement of Additional Information, which are a part of such Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 27, 2001